EXHIBIT 14.1

[The following substitutes for the IRA Account Application portion of Exhibit 14.1 incorporated herein by reference from Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A of Berger/BIAM Worldwide Funds Trust, filed October 8, 1996, with the Securities and Exchange Commission.]

IRA ACCOUNT APPLICATION

The Berger Funds - Use this application to open an IRA account.

PID #                 For assistance call: (800) 551-5849

STEP1 REGISTER YOUR ACCOUNT
Please type or print clearly.

Name First                 Middle  Last

Address   Street         Apt. / Suite #

     City      State          Zip

Citizenship    (BOX)  US citizen   (BOX)  Non-Resident
                              Alien
          (BOX)  Resident Alien    Country of Tax
                              Residency
          State of Permanent Residence

Your Social Security Number

Date of Birth          Month  /  Day  /  Year

Daytime Telephone       Evening Telephone

Electronic Mail Address

Fax Number

STEP2    BENEFICIARY DESIGNATION
If the beneficiary is a trust, please indicate the trust's name and address, the date of the trust, the trustee's name, and if the trust is revocable or irrevocable. If you wish to designate additional beneficiaries, please attach instructions. Percent of benefit for each IRA's primary and/or contingent beneficiary(ies) must add up to 100%.

Your Primary Beneficiaries

Name #1   First     Middle    Last  Social Security Number

Relationship        % of Benefit

Date of Birth  Month  /  Day  /  Year

Name #2 First    Middle Last  Social Security Number

Relationship        % of Benefit

Date of Birth  Month  /  Day  /  Year

Your Contingent Beneficiary(ies)

If no primary beneficiary(ies) is (are) living at the time of my death, I hereby specify that the balance be distributed to my contingent beneficiary(ies) below:

Name    First    Middle Last Social Security Number

Relationship        % of Benefit

Date of Birth   Month  /  Day  /  Year

Electing a Beneficiary Other Than Your Spouse

This section should be reviewed if either the custodial account or the residence of the accountholder is located in a community or marital property state and the accountholder is married and is designating a beneficiary other than the spouse. It is the accountholder's responsibility to determine if this section applies. The accountholder may need to consult with legal counsel. Neither the Custodian nor the Sponsor will be liable for any consequences relating from a failure of the accountholder to provide proper spousal consent.

I am the spouse of the above-named accountholder.
I acknowledge that I have received a full and reasonable disclosure of my spouse's property and financial obligations. Due to any possible consequences of giving up my community property interest in this IRA, I have been advised to see a tax professional or legal advisor. I hereby give the accountholder any interest I have in the funds or property deposited in this IRA and consent to the beneficiary designation(s) indicated above. I assume full responsibility for any adverse consequences that may result. No tax or legal advice was given to me by the Custodian.

Signature of Spouse  Date

Signature of Witness for Spouse     Date

STEP3 TYPE OF IRA

Please check one selection only.

(BOX) Regular IRA. Annual IRA contribution up to a maximum of $2,000 (per tax year). For the 1996 tax year, a separate spousal IRA can be opened for a spouse earning less than $250. The combined total of the two 1996 contributions cannot exceed
$2,250, but can be split between the two IRAs as you wish, so long as no more than $2,000 is contributed to one IRA. Effective January 1, 1997, if you are married and each spouse establishes an IRA, each spouse may contribute up to a maximum of $2,000 (per tax year) as long as the combined earnings of both spouses is at least $4,000.

(BOX) SEP IRA. Simplified Employee Pension Plan for tax year: 19____ . For a new or existing SEP
IRA or an existing Salary Reduction SEP (SARSEP) established prior to December 31, 1996.

(BOX)     Direct Transfer of Existing IRA. Authorizes
The Berger Funds to transfer your existing IRA from another custodian to The Berger Funds. You must also complete the IRA transfer forms from the IRA Disclosure
Statement and return the forms with this application.

(BOX) Rollover of Existing IRA. IRA to be funded with money withdrawn from an IRA at another custodian and to be reinvested at The Berger Funds within 60 days.
Please seek tax advice before combining assets that were previously in a qualified plan with regular IRA investments.

(BOX) Direct Rollover IRA. IRA to be funded with money accumulated in an employer's retirement plan that is eligible for rollover. Please seek tax advice before combining with a regular IRA. Method of funding:

     (BOX) Enclosed is a check made payable to The
          Berger Funds.

     (BOX)  A check will be sent directly to The
          Berger Funds by my employer.

STEP4 FUND SELECTION

Fund Name      Minimum    Your     Automatic
(Fund Code)    Initial      Initial     Investment
          Investment Investment    Plan
                         $50 minimum
                         per Berger Fund,
                         $100 minimum
                         per Berger CAT
                         Portfolio

Berger 100
 Fund (43)      $2,000       $          $
Berger Growth
 and Income
 Fund (44)      $2,000       $          $
Berger Small
 Company Growth
 Fund (345)     $2,000       $          $
Berger New
 Generation
 Fund (344)     $2,000       $          $
Berger Small Cap
 Value Fund -
 Investor
 Shares (120)   $2,000       $          $
Berger Small Cap
 Value Fund -
 Institutional
 Shares (403)  $100,000     $      $
Berger/BIAM
 International
 Fund (349)     $2,000      $      $
Berger/BIAM
 International
 Institutional
 Fund (659)    $100,000     $           $
Berger/BIAM
 International
 CORE Fund
 (660)         $1,000,000    $          $
Berger Cash
 Account Trust
 (CAT)*
Berger Money
 Market
 Portfolio (346) $1,000        $        $
Berger Government
 Securities
 Portfolio (347) $1,000       $         $
Berger Tax-Exempt
 Portfolio (348) $1,000       $         $

For your Automatic Investment Plan please check one or both of the following withdrawal dates:

(BOX) 5th day of month
(BOX) 20th day of month

(Step 6 must be completed.)

*Berger Cash Account Trust is a separately managed, unaffiliated money market mutual fund. Use of the Berger Cash Account Trust as an investment directly or by exchange from your Berger Funds does not constitute an offering or recommendation of the Berger CAT Portfolios by the Berger Funds or their advisors.

STEP5   TELEPHONE TRANSACTION / ON-LINE COMPUTER
ACCESS PRIVILEGES

The privileges below allow you to make telephone/on-line purchases and exchanges, subject to the applicable minimums and maximums that are disclosed in the Prospectus. (Step 6 must be completed.)
Telephone Transaction Privileges are available on all accounts unless you specifically decline them below.

(BOX)  I decline the use of telephone transaction privileges.

On-line Computer Access Privileges are available on all accounts unless you specifically decline them below.

(BOX)  I decline the use of on-line computer access.

All telephone and on-line transactions are recorded and written confirmations indicating the details of all telephone and on-line transactions will be promptly sent to the shareholder of record. Prior to placing an order, the shareholder may be required to provide certain identifying information. See the Prospectus for further information.

STEP6 BANK INFORMATION

You must complete this step if you selected the Automatic Investment Plan in Step 4. If you did not check a box in Step 5, by completing the bank information below, you may settle purchase transactions made by telephone or on-line via computer access by using wire or electronic funds transfer.

Name of Bank
Street Address

Name(s) on Bank Account             Bank Account Number

City           State                 Zip

Co-signer Signature (if applicable)             Date

Your bank account information must be on file in order to utilize the Automatic Investment Plan, or to settle by wire or electronic funds transfer any purchase transactions made by telephone or by on-line computer access. The account name(s) at left must exactly match the name in Step 1.
Any co-signer of your checking or savings account must authorize these services by signing at left.

As a convenience to me, you are hereby authorized to pay and charge to my checking or savings account debits drawn on my account as indicated in the Automatic Investment Plan section of Step 4 (if applicable).

The authority is to remain in effect until revoked by me. Until IFTC, DST or the Berger Funds actually receive such notice, I agree you shall be fully protected in honoring any such debit. I further agree that if any such debit be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever.

Checking Acct.       (BOX)    Savings Acct.   (BOX)

Please attach a voided check or savings deposit slip.

STEP7 YOUR SIGNATURE

Please sign at the end of this section. We must have a signature to open the account. By signing the application, the undersigned:

--Establishes an Individual Retirement Account pursuant to the Internal Revenue Code of 1986, as amended, and in accordance with all the terms of the Form 5305-A Custodial Agreement.
--Certifies that all contributions to the IRA will meet the requirements of the Internal Revenue
Code governing such contribution.
--Appoints Investors Fiduciary Trust Company, or its successors, as Custodian on the account.
--Agrees to promptly give to the Custodian the instructions necessary to enable the Custodian to carry out its duties under the Custodial Agreement.
--States that he/she has received and read the Prospectus for the investment(s) selected and agrees that this account will be subject to the Custodial Agreement and IRA Disclosure Statement as amended from time to time.
--States that he/she has the authority and legal capacity to purchase mutual fund shares, is of legal age in his/her state and believes each investment is suitable for him/her.
--Hereby ratifies any instructions given on this account and any account into which he/she exchanges related to the above items and agrees that neither the Funds, the Berger CAT Portfolios, Berger
Associates, BBOI Worldwide, nor Investors Fiduciary
Trust Company will be liable for any loss, cost or expense for acting upon such instructions (by telephone, computer on-line access or writing) believed to be genuine and in accordance with the procedures described in the Prospectus.
--Acknowledges his/her responsibility to read the Prospectus of any Fund or Berger CAT Portfolio into which he/she exchanges.
--Understands that the annual IRA maintenance fee of $12 per Fund account must be paid each year or it will be collected by redeeming sufficient shares from each Fund account at the end of the year or upon the closing of his/her account. The custodian may change the fee schedule from time to time, as provided in the Custodial Agreement.
--Understands that if he/she chooses not to designate any beneficiary(ies), the beneficiary will be his/her estate.

Under penalties of perjury, I certify that the number shown on this form is my correct Social Security number.

Signature of Depositor:             Date

Investors Fiduciary Trust Company
Authorized Signature of Custodian

Return this application along with your check made payable to the Berger Funds in the postage paid envelope enclosed or to:

Investors Fiduciary Trust Company
c/o Berger Funds
P.O. Box 419958
Kansas City, MO 64141-6958

(c)1997 Berger Associates, Inc.